Chief Human Resources Officer
Thomas S. Kucinski Executive Vice President – Chief Human Resources Officer

Exhibit 10.9

June 10, 2021

David. E. Berger

12 Byron Lane

Larchmont, NY 10538

Re:Retirement and General Release

Dear David:

I want to extend my deepest gratitude to you for your long and valued service to Information Services Group, Inc. (the “Company” or “ISG”).  This retirement and release letter (this “Letter”) is to memorialize our mutual agreement regarding your retirement from the Company.

1.Retirement. Your retirement date with the Company will be June 11, 2021 (the "Retirement Date"). The Retirement Date will be the termination date of your employment.

2.Retirement Payment. From and after the Retirement Date and in consideration for your execution of the general release of claims as provided in Paragraph 4, your continued compliance with any restrictive covenant arrangements between you and the Company and the other promises contained herein, you (or your estate upon your death) will receive $925,000 in the aggregate, subject to Section 3, payable in twenty-four (24) equal installments coinciding with the normal payroll dates of the Company.  The first such installment shall be made on the first such payroll date that occurs after the thirtieth (30th) day following your Retirement Date (such thirtieth (30th) day, the “Release Date”); provided, however, that such installment payments shall be due only if such general release of claims has become irrevocable by the Release Date.

3.Compensation or Benefits; Withholding. You acknowledge that, except as expressly provided in this Letter Agreement or as otherwise required by applicable law, you are not entitled to receive any additional compensation or other benefits of any kind following the Retirement Date. The Company may withhold from any and all amounts payable under this Letter or otherwise such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.  Notwithstanding the foregoing, nothing in this Letter is intended, or should be construed, to limit any right you may have under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) to continue you coverage under the Company’s benefit plans.

4.Release. This Letter (including the payments set forth herein) is conditioned on you signing and returning the General Release of Claims attached hereto as Exhibit A within 21 days following the Retirement Date and not revoking it during the seven (7) day revocation period thereafter.  The General Release of Claims will not be effective or accepted (and you will not be entitled to the payments set forth in this Letter) if signed by you prior to the Retirement Date.

Information Services Group, Inc.

2187 Atlantic Street

8th Floor

Stamford, CT 06902

203-517-3108

Chief Human Resources Officer
Thomas S. Kucinski Executive Vice President – Chief Human Resources Officer

5.Restrictive Covenants.  You hereby reaffirm and incorporate by reference into this Letter your obligations under that certain Restrictive Covenant Agreement between you and the Company.

6.Miscellaneous. This Letter and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Letter may be amended only with the express written consent of the parties hereto. This Letter, the rights and obligations of the parties hereto and any claims or disputes relating thereto shall be governed by and construed in accordance with laws of the State of New York without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of New York.

7.Section 409A. This Letter is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), or be exempt from Section 409A, and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Letter, payments provided under this Letter may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Letter that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Letter shall each be treated as a separate payment. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Letter comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by you on account of non-compliance with Section 409A.  References to the “termination date” of your employment from the Company and any correlative terms shall mean a “separation from service” within the meaning of Section 409A.

8.Entire Agreement. Except as otherwise expressly provided herein, this Letter and the exhibit attached hereto constitute the entire agreement between you and the Company with respect to the subject matter hereof and supersede any and all prior agreements or understandings between you and the Company with respect to the subject matter hereof, whether written or oral. This Letter will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, and their respective heirs, successors and assigns; provided that, you may not assign your rights or obligations hereunder. This Letter may be amended or modified only by a written instrument executed by you and the Company.

* * * * *

Signature Page to Follow

Information Services Group, Inc.

2187 Atlantic Street

8th Floor

Stamford, CT 06902

203-517-3108

Chief Human Resources Officer
Thomas S. Kucinski Executive Vice President – Chief Human Resources Officer

On behalf of the Company, we thank you again for your dedicated service.

Very truly yours,

Information Services Group, Inc.

By:
Name:	Thomas Kucinski
Title:	Executive Vice President and
Chief Human Resources Officer

The above terms and conditions accurately reflect our understanding regarding the terms and conditions of my retirement from employment with the Company, and I hereby confirm my agreement to the same.

Dated:June __, 2021

David E. Berger

Information Services Group, Inc.

2187 Atlantic Street

8th Floor

Stamford, CT 06902

203-517-3108

Chief Human Resources Officer
Thomas S. Kucinski Executive Vice President – Chief Human Resources Officer

EXHIBIT A

GENERAL RELEASE

DAVID BERGER (the “Executive”) agrees for the Executive, the Executive’s spouse and child or children (if any), the Executive’s heirs, beneficiaries, devisees, executors, administrators, attorneys, personal representatives, successors and assigns, hereby forever to release, discharge, and covenant not to sue Information Services Group Inc. (the “Company”), the Company’s past, present, or future parent, affiliated, related, and/or subsidiary entities, and all of their past and present directors, shareholders, officers, general or limited partners, employees, agents, insurers and attorneys, and agents and representatives of such entities, in such capacities, and employee benefit plans in which the Executive is or has been a participant by virtue of his employment with the Company and benefit plan administrators, and the successors of the Company or any of the foregoing entities (collectively, the “Releasees”), from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys’ fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected, which the Executive has or may have had against the Company or the Releasees based on any events or circumstances arising or occurring on or prior to the date this Release is executed, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever the Executive’s employment with the Company or the termination thereof, the Executive’s status at any time as a holder of any securities of the Company, or otherwise.  This includes, but is not limited to, a release of any and all claims arising under the laws of the United States, any other country, or any state, or locality relating to employment, or securities, including, without limitation, claims of wrongful discharge, breach of express or implied contract (whether oral or written), fraud, misrepresentation, defamation, or liability in tort, common law or public policy, claims of any kind that may be brought in any court or administrative agency, any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Executive Retirement Income Security Act, the Family and Medical Leave Act, the Delaware Discrimination in Employment Act, the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act, and similar statutes, ordinances, and regulations of the United States, any other country, or any state or locality.  This release of claims further includes, but is not limited to, Executive’s waiver of any right or claim to compensation, wages, back pay, reinstatement or re-employment, bonuses, or benefits of any kind or any nature arising or derivative from Executive’s employment with the Company, the termination thereof, or otherwise; provided, however, notwithstanding anything to the contrary set forth herein, that this general release shall not extend to (x) amounts owed to or rights available for the Executive under that certain Retirement Agreement, by and between the Company and the Executive (the “Retirement Agreement”) and (y) benefit claims under employee pension benefit plans in which the Executive is a participant by virtue of his employment with the Company or benefit claims under employee welfare benefit plans for covered occurrences (e.g., medical care, death, or onset of disability) arising after the execution of this Release

Information Services Group, Inc.

2187 Atlantic Street

8th Floor

Stamford, CT 06902

203-517-3108

Chief Human Resources Officer
Thomas S. Kucinski Executive Vice President – Chief Human Resources Officer

by the Executive.  This Release does not waive any rights to indemnification the Executive has under any insurance policy, by laws or other documents or agreements to which Executive may be entitled for actions taken in good faith during the term of his employment.

The Executive hereby represents and warrants to the Company and the Releasees that he has not filed any action, complaint, charge, grievance, arbitration or similar proceeding against the Company or the other Releasees.

The Executive understands that this Release includes a release of claims arising under the Age Discrimination in Employment Act (ADEA).  The Executive understands and warrants that he has been given a period of 21 days to review and consider this Release.  The Executive further acknowledges that the consideration given for this Release is in addition to anything of value to which he is already entitled.  The Executive is hereby advised to consult with an attorney prior to executing the Release.  By his signature below, the Executive warrants that he has had the opportunity to do so and to be fully and fairly advised by that legal counsel as to the terms of this Release and that this waiver and release is knowing and voluntary.  The Executive further warrants that he understands that he may use as much or all of his 21-day period as he wishes before signing, and warrants that he has done so.

The Executive further warrants that he understands that he has seven days after signing this Release to revoke the Release by notice in writing to the Company’s Chief Human Resources Officer delivered by hand, certified mail or courier service.  This Release shall be binding, effective, and enforceable upon both parties upon the expiration of this seven-day revocation period without the Company’s Chief Human Resources Officer having received such revocation, but if the Executive revokes the Release during such time, the Executive understands that the Executive will forfeit any rights he may have to any payments and benefits otherwise due under the Retirement Agreement.

SIGNED:       DATE:

David E. Berger

Information Services Group, Inc.

2187 Atlantic Street

8th Floor

Stamford, CT 06902

203-517-3108